Exhibit 23.1


                         Consent of Independent Auditors


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 23, 1999 (except with respect to the matter discussed in Note 13, as to which the date is July 23, 1999) incorporated by reference in Navidec's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.



                                       Arthur Andersen LLP
Denver, Colorado
January 27, 2000